LEASE AGREEMENT

        THIS LEASE made and entered into as of the 20th day of October, 2005 by and between Peter L. Krog having offices at 4 Centre Drive Orchard Park, NY 14127 (hereinafter referred to as "LANDLORD"); and Minrad Inc. having offices at 847 Main Street; Buffalo, NY 14203 (hereinafter referred to as ("TENANT").

WITNESSETH:

        WHEREAS, LANDLORD is the equitable owner of an approximately 6.83 acre parcel of land (the "Land") and a building to be constructed on the Land, both located at 50 Cobham Drive; Orchard Park, NY 14127 (hereinafter referred to as the "Building");

        WHEREAS, the Land is depicted with more particularity on Exhibit A attached hereto;

        WHEREAS, the particulars of the Building are depicted with more particularity on Exhibits B and C attached hereto;

        WHEREAS, TENANT desires to take and hire from LANDLORD and LANDLORD desires to demise and lease to TENANT the Land and the Building subject to the terms and conditions hereinafter stated;

        NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements hereinafter set forth, the LANDLORD and TENANT do hereby covenant and agree as follows:

        1. Demised Property. LANDLORD does hereby demise and lease to TENANT, its successors and assigns, and TENANT does hereby take and hire from LANDLORD, the Land and the Building (hereinafter referred to as the "Leased Premises"). The floor space located in the Building shall aggregate not less than 37,400 square feet of office, lab and warehouse space, all as set forth on the floor plan attached hereto as Exhibit B and made a part hereof and all the improvements located thereon. Effective upon Delivery of Possession (as hereinafter defined) and further provided TENANT is not in default in the payment of rent under the 847 Main Lease (hereinafter defined), LANDLORD agrees that the Lease Agreement between LANDLORD and TENANT, dated December 13, 2001, with respect to the real property and improvements commonly know as 847 Main Street; Buffalo, New York (the "847 Main Lease") shall cease to be of any further force and effect and TENANT shall be released from and against any and all liability for rent and other charges of any kind and nature thereafter becoming due under the terms of the 847 Main Lease. Notwithstanding such termination, LANDLORD and TENANT acknowledge and agree that TENANT shall have the right to occupy the premises leased pursuant to the 847 Main Lease for not more than thirty (30) days following Delivery of Possession. LANDLORD further agrees to deliver to TENANT on Delivery of Possession, the sum of Twenty-Five Thousand Dollars ($25,000), which sum shall be utilized by TENANT for moving and similar transitional expenses related to its relocation from 847 Main Street to the Leased Premises.

        2. Warranty of Title. LANDLORD warrants to TENANT that it has a good and legal right to execute and deliver this Lease and to grant and convey to TENANT the leasehold estate herein provided for the term, at the property, and upon the conditions herein set forth. The LANDLORD also warrants and agrees to defend the title to the Building and the Leased Premises and covenants that TENANT, so long as it shall not be in default hereunder, shall peaceably and quietly have, hold, and enjoy the Leased Premises for the full term.

        3. Warranty of Compliance. LANDLORD covenants and agrees to construct the Building in accordance with the floor plan attached hereto as Exhibit B (including building partitions) and the specifications attached hereto as Exhibit C. LANDLORD hereby warrants and represents to TENANT that when possession of the Leased Premises shall be delivered to TENANT in accordance with Exhibit C, the construction of the Leased Premises and the Building and the use of the same for business offices shall be in full compliance with all laws, ordinances, codes and regulations of the Governmental Authorities (as hereinafter defined) and insurance rating bureaus having jurisdiction (including, without limitation, zoning and building codes) and shall not violate the rights of any third parties. As used in this Lease the term "Governmental Authority" shall mean the United States, State of New York and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

        4. Term.

        (A) The initial term of this Lease shall be ten (10) years commencing on the date on which "Delivery of Possession" shall occur. The Parties intend that Delivery of Possession" shall occur on or before June 1, 2006. However, the Parties recognize and agree that such target date is a best guess estimate, which is and shall be subject to change, based upon numerous factors and conditions beyond LANDLORD's control. In any event, Delivery of Possession shall be deemed to occur when LANDLORD delivers to TENANT a certificate of occupancy from the Town of Orchard Park evidencing completion of the Leased Premises in accordance with Exhibits B and C.

        TENANT shall have the option to extend this Lease, at a base rental equivalent to a 3% increase per year, for one (1) period of 5 years. The option to extend this Lease for such period shall be exercised in writing by TENANT not later than one hundred eighty (180) days prior to the expiration of the initial term. In the event the option is exercised, all references herein to the lease term, other terms of the lease, occupancy hereunder and like words shall be deemed to refer to the term of the lease as so extended and no new lease agreement need be executed and delivered to evidence the lease agreement between LANDLORD and TENANT. TENANT shall have the option, commencing after the end of year seven (7) of the initial term of this Lease and continuing during the remainder of such initial term of this Lease only, to purchase the Land and Building for the sum of Four Million Two Hundred Sixty Thousand Dollars ($4,260,000 ), such option shall be exercised in writing by TENANT no later than one hundred eighty (180) days prior to the expiration of the initial term. Upon the exercise of such option, the terms and conditions of the purchase contract attached hereto as Exhibit E shall apply.

TENANT shall have the option at any time after the initial term of this Lease and continuing during any and all renewal terms, if any, of this Lease to purchase the Land and the Building for the sum of Three Million Nine Hundred Fifty Thousand Dollars ($3,950,000), such option shall be exercised in writing by TENANT ninety (90) days prior to the intended closing date for acquisition of title. Upon exercise of such option, the terms and conditions of the purchase contract attached hereto as Exhibit E shall apply.

        5. Fixed Rent. The fixed rent which shall be paid by TENANT during Years One (1) through Five (5) of this Lease shall be $11.65 per square foot or an aggregate $435,710.00 per annum, payable at the rate of $36,309.17 per month, The fixed rent which shall be paid by TENANT during Years Six (6) and Seven (7) of this Lease shall be $12.25 per square foot or an aggregate $ 458,150.00 per annum, payable at the rate of $ 38,179.17 per month; The fixed rent which shall be paid by TENANT during Year Eight (8) of this Lease shall be $12.50 per square foot or an aggregate $467,500.00 per annum, payable at the rate of $ 38,958.33 per month; The fixed rent which shall be paid by TENANT during Year Nine (9) of this Lease shall be $12.75 per square foot or an aggregate $ 476,850.00 per annum, payable at the rate of $39,737.50 per month; The fixed rent which shall be paid by TENANT during Year Ten (10) of this Lease shall be $13.00 per square foot or an aggregate $ 486,200.00 per annum, payable at the rate of $40,516.67 per month, together with a "Late Charge" of 5% per month if the month rent is not received by the 10th day from the due date thereof. The term "Lease Year" is defined to mean the twelve (12) calendar month period commencing on Delivery of Possession and each twelve (12) calendar month period thereafter. All rent payable hereunder shall be payable in advance in monthly installments to LANDLORD at its address hereinabove set forth, or to such other party or at such other place as the LANDLORD may from time to time in writing designate.

        6. Deposit. Concurrently with the execution of this Lease Agreement, TENANT shall deposit with LANDLORD a sum equal to the amount of the last month's rent ($40,516.67), to be held by LANDLORD in an interest-bearing account as security for the performance by TENANT of its obligations hereunder.. Should an "Event of Default" as per Article 20 of this Lease Agreement occur, LANDLORD shall be entitled to withdraw from such account the amount necessary to correct such Event of Default.

        7. Condition of Premises.

        (A) Upon Delivery of Possession and at all times during the Term of this Lease Agreement, LANDLORD shall at its sole cost and expense cause the Leased Premises to be connected to the electric, gas, water, storm and sewer systems serving the Town of Orchard Park. LANDLORD warrants that at Delivery of Possession, the electrical, plumbing, heating, ventilation, air conditioning systems and related fixtures of each such system in the Building shall be in new and in first class working condition, adequate for TENANT's use of the Leased Premises. LANDLORD warrants that for a period of one (1) year from Delivery of Possession the electrical, plumbing, heating, ventilation, air conditioning systems and related fixtures of each such system shall be free of defects (including any defects in the installation thereof), merchantable and otherwise fit for its intended purposes. TENANT acknowledges that it will be responsible for all repairs, required subsequent to the expiration of such one-year warranty, to such electrical, plumbing, heating, ventilation, air conditioning systems and related fixtures of such systems, and all necessary maintenance, repairs, alterations and replacements to such systems and related fixtures, irrespective of the cost thereof. LANDLORD agrees to extend to TENANT the benefit of any manufacturer's warranty which may apply to any such system.

        (B) Throughout the Term, LANDLORD at its sole cost and expense shall make necessary repairs to the Building, and the exterior foundations, downspouts, gutters and roof of the Building.

        8. Utilities. TENANT shall be responsible for paying for all charges for gas, electricity, light, heat, water, sewerage, trash disposal, power and telephone or other communications services used, rented or supplied to TENANT upon, on or in connection with the Leased Premises, and shall indemnify LANDLORD against any liability or damages for usage charges on account of any such utility service supplied to the Leased Premises.

        9. Parking Lot Use, Landscaping and Maintenance. LANDLORD will at all times during the term of this Lease (i) maintain adequate illumination of the parking area during all twilight and night hours, (ii) maintain and keep the parking area in good condition with a hard-top surface pavement and (iii) maintain and keep the parking area in an orderly and clean manner, including the removal of snow and ice and any trash, rubbish or debris which accumulates on and around such area. TENANT shall be responsible for all grass cutting and landscape maintenance following the initial seeding and installation of landscaping by LANDLORD in accordance with the specifications attached hereto as Exhibit C.

        10. Operating Costs.

        (A) TENANT agrees to pay as additional rent during the term of this Lease upon receipt of written notice, together with copies of paid bills, from LANDLORD, fire and liability insurance premiums; repair and maintenance of the parking lot, and sidewalks as specified in Section 9, real property taxes and assessments as outlined in Section 11; and administrative expenses in an amount equal to 5% of the operating expenses paid by LANDLORD, together with a "Late Charge" of 5% per month if the additional rent is not received by the 30th day from the invoice date.

        (B) TENANT shall have the right, at its own cost and expense (except as provided below), to audit or inspect LANDLORD's records with respect to the operating costs and real property taxes, as well as all other additional rent payable by TENANT hereunder for any Lease Year. TENANT shall give LANDLORD not less than thirty (30) days prior written notice of its intention to conduct any such audit. LANDLORD shall cooperate with TENANT during the course of such audit, which shall be conducted during normal business hours in LANDLORD's office. LANDLORD agrees to make such personnel available to TENANT as is reasonably necessary for TENANT, or for TENANT's employees or agents to conduct such audit. If such audit discloses that the amount paid by TENANT as TENANT's operating expenses and/or real estate taxes, or of other additional rental payable by TENANT hereunder, has been overstated by more than three and one half percent (3.5%), then, in addition to immediately repaying such overpayment to TENANT with interest, LANDLORD shall also pay the reasonable costs incurred by TENANT in connection with such audit.

        (C) Notwithstanding anything to the contrary in the Lease, operating costs shall not include (1) any costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise or (2) costs incurred in connection with upgrading the Building and/or parking areas to comply with the current interpretation of disability, life, fire and safety codes, ordinances, statutes, or other laws, including, without limitation, the ADA, and including penalties or damages incurred due to such non-compliance.

        11. Taxes and Obligations. TENANT shall be responsible to pay all applicable taxes on its trade fixtures and equipment. LANDLORD shall make all payments required to be made under the terms of any payment in lieu of tax arrangement and shall pay all applicable taxes, assessments (whether general or special) and other obligations which are or may become a lien on or levied against the Building and the Leased Premises as they may become due and payable during the term of TENANT's occupancy thereof and make all payments required to be made under the terms of any deed of trust or mortgage which may at any time be a lien on the Leased Premises (the "Taxes"). TENANT shall thereafter reimburse LANDLORD for all such Taxes, in the manner and in the time frame provided herein. TENANT shall have the right to contest any tax or assessment against the Land or the Building in good faith, at its own cost and expense, provided, however, that notwithstanding such contest, TENANT shall not take any action which would adversely affect, threaten or jeopardize the interest of the LANDLORD in the Building or the Land; and TENANT shall promptly pay, indemnify and save LANDLORD harmless from, all penalties and interest which may be charged or imposed as a result of or during the pendency of, any such contest. In the event of any such contest by TENANT, LANDLORD agrees to reasonably cooperate with TENANT, provided, however, that such cooperation shall be without any cost or expense to LANDLORD and shall not be construed so as to require LANDLORD to withhold the payment of any tax, interest or penalty otherwise due and owing to, or charged by, any taxing authority.

        LANDLORD shall submit copies of paid tax bills to TENANT as soon as practicable after payment of such Taxes by LANDLORD and TENANT shall reimburse LANDLORD therefor within thirty (30) days after submission.

        It is further agreed that for the first and last lease years of the Term, the portion of all taxes, other than such as result from assessments attributable to TENANT, to be paid by TENANT shall be pro rated, depending on the proportion which each such Lease Year shall bear to the tax year in which it falls.

        Notwithstanding anything to the contrary contained herein LANDLORD shall pass through to TENANT all real property tax savings realized by LANDLORD by virtue of The Erie County Industrial Development Agency's involvement with the construction of the Building.

        12. Fire Insurance. LANDLORD, at all times during the initial and extended terms hereof shall procure and keep in force, insurance on the Building including the Leased Premises, insuring the same against loss or damage by fire and such other hazards, casualties and contingencies as are customarily included under policies of fire insurance with extended coverage. The fire insurance shall be such amount as shall comply with the applicable co-insurance clause of such insurance policy but not less than 80% of the replacement cost of the insured property. Such insurance shall further contain an agreement by the insurance company that the policy or policies will not be canceled or the coverage changed without thirty (30) days prior written notice to LANDLORD and TENANT. LANDLORD covenants that TENANT shall not be liable for damage to or destruction of the Leased Premises by any fire or other casualty from any cause whatsoever and LANDLORD shall obtain and maintain in effect, a waiver of subrogation in favor of TENANT from its fire and casualty insurer, a copy of which shall be delivered to TENANT. TENANT, all times during the initial and extended term hereof, at its sole cost and expense, shall procure and keep in force, insurance on TENANT's property, insuring the same against loss or damage by theft, fire or such other hazards, casualties and contingencies as are customarily included under policies of fire and theft insurance with extended coverage. TENANT covenants that LANDLORD shall not be liable for damage to or destruction of TENANT's property by fire or other casualty from any cause whatsoever and TENANT shall obtain and maintain in effect, a waiver of subrogation in favor of LANDLORD from its fire and casualty insurer, a copy of which shall be delivered to LANDLORD. To the extent that any activities conducted by TENANT at the Leased Premises result in an insurance surcharge to LANDLORD, TENANT shall promptly reimburse LANDLORD for the cost thereof.

        13. Liability Insurance.

        (A) TENANT shall defend LANDLORD against, and shall be responsible for, and shall save LANDLORD harmless from and against, any and all claims for damages to persons or property resulting from or arising out of TENANT'S negligent acts or omissions at the Leased Premises throughout the term of this Lease. TENANT, at all times during the term hereof, at its sole cost and expense, shall procure, or cause to be procured, and keep in force comprehensive liability insurance, including personal injury and property damage, insuring against all claims and liability arising out of the use or occupancy of the Lease Premises by TENANT, with limits of liability of not less then Two Million Dollars ($2,000,000.00). The policy or policies of insurance shall be in standard form and shall name LANDLORD therein as an additional insured, together with TENANT. If so required, certificates evidencing such insurance coverage shall be furnished to LANDLORD by TENANT promptly upon the issuance of each such policy or renewal thereof.

        (B) LANDLORD, at all times during the term hereof, shall procure or cause to be procured, and keep enforce comprehensive liability insurance, including personal injury and property damage, covering the parking area, the Common Areas and all other public areas in and around the Building with limits of liability of not less than Two Million Dollars ($2,000,000.00). The policy or policies of insurance shall be standard form and shall name TENANT therein as an additional insured, together with LANDLORD, and shall be issued by insurers acceptable to TENANT. Premiums for all policies of insurance herein referred to and all renewals thereof shall be paid by LANDLORD on or before the beginning date of the next annual policy or renewal period and, if so requested, certificates thereof shall be furnished to TENANT by LANDLORD promptly upon the issuance of each such policy or renewal thereof.

        14. Signs and Advertising. TENANT may erect such signs on or about the Leased Premises or the improvements thereof as shall conform to applicable governmental ordinances; provided same are approved and consented to in writing and in advance by LANDLORD, such approval and consent not to be unreasonably withheld, conditioned or delayed.

        15. Ordinances. In the event any public authority shall require correction of violations of any statute, ordinance, regulation, or building code, corrections shall be made by LANDLORD at LANDLORD's expense except as to such violations arising from any alterations or additions made by TENANT, in which event TENANT's violations shall be corrected by TENANT at TENANT's expense. TENANT shall comply with all statutes, ordinances and regulations of government authorities now in effect or hereafter enacted relating to any alterations or improvements made by it, keeping the Leased Premises in an orderly condition, the use of the Leased Premises and the method of conducting TENANT's business thereon. Under no circumstances, however, shall the foregoing obligation of compliance be construed in such a way as to impose upon TENANT any obligation to make structural changes to the Leased Premises.

        16. Subletting and Assigning.

        (A) TENANT may not (except as hereinafter stipulated) assign this Lease and/or sublet the Leased Premises, or any part thereof, without in each instance obtaining the written permission of LANDLORD, which permission shall not be unreasonably withheld. TENANT may, without LANDLORD's permission, assign this lease and/or sublet the Leased Premises, or any part thereof, to an affiliated, subsidiary, reorganized corporation or any organization which acquires a majority of the shares or assets of the TENANT, a successor entity or the parent or parents of TENANT for the purpose of continued operation hereunder of the business conducted on said Leased Premises in substantially the same manner as before, provided, however, that written notice of such assignment or sublease shall be given to the LANDLORD. No assignment or subletting shall relieve TENANT of the obligations imposed upon it by the terms of this Lease.

        (B) LANDLORD reserves the right to transfer and/or assign this Lease at any time while this Lease is in effect. TENANT will be provided with written notice that such an assignment has occurred. Upon such transfer, the LANDLORD, will have no further obligation or liability to the TENANT for obligations thereafter arising or accruing under the terms and conditions of this Lease Agreement. No such assignment shall relieve LANDLORD from any then-accrued obligations hereunder.

        17. Destruction of Building by Fire or Other Casualty. In the event of a partial or total destruction of the Leased Premises, whether by fire, unavoidable casualty, act of God, or otherwise, then LANDLORD shall forthwith repair the same; said partial destruction shall in no way annul or void this Lease, except that TENANT shall be entitled to a proportionate reduction of rent from the time of the casualty until such repairs are fully completed, such proportionate reduction to be based upon the extent to which the damage and making of Premises. If during the last Lease Year of the Term, the Leased Premises are totally destroyed or rendered substantially untenantable by any fire, unavoidable casualty, act of God or otherwise, and thereby rendered unfit for use, then and in that event, this Lease shall terminate and the TENANT shall be relieved of any further rental payments provided for herein from the date of such destruction.

        18. Alterations. TENANT shall not make any structural improvements or additions in or to the Premises without the prior written consent of LANDLORD, such consent not to be unreasonably withheld, conditioned or delayed. TENANT shall have the right from time to time and at any time, without LANDLORD's consent but with reasonable prior written notice to LANDLORD, to perform the following work within the Premises, provided that such following work does not materially interfere or materially adversely effect the Building HVAC or electrical systems: (i) install, remove and relocate nonstructural office partitioning, (ii) paint and install wall coverings, (iii) install and remove office furniture, (iv) relocate electrical outlets, (v) install and remove workstations, (vi) install and remove carpeting and other floor coverings and (vii) make interior, non-structural alterations.

        TENANT agrees that LANDLORD shall have the first right to bid on any and all TENANT required alterations and that LANDLORD shall perform all such TENANT required alterations; provided that LANDLORD's services, price and schedule for such TENANT required alterations are comparable to other bids, as reasonably determined by TENANT.

        19. Use and Occupancy. TENANT, at all times during the term of this Lease, shall have sole and exclusive control and right of use and occupancy of the Leased Premises and all improvements thereon, including the right to restrict access to the Leased Premises for security purposes. LANDLORD, or its representatives, shall have the right, however, to enter the Leased Premises, at any reasonable time, after reasonable notice, for the purpose of inspection of the Leased Premises or performing any work which LANDLORD elects to undertake or is required to perform under the provisions of this Lease. TENANT shall use the Leased Premises solely for the purpose of medical equipment research and development, and for no other purpose without the prior written consent of LANDLORD; but TENANT shall not use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done on the Leased Premises, which is unlawful or which shall make void or voidable the appropriate insurance then contemplated by this Lease to be in force with respect thereto, or which will cause any part thereof, or which will constitute a public or private nuisance.

        20. Events of Default / Remedies & Damages/ Waiver.

        (A) The following shall constitute Events of Default:

        (1) In the event TENANT shall be in default in the payment of any fixed rent, additional rent or charges required to be paid by TENANT (a "Payment") to LANDLORD under this Lease, and such default continues for a period of ten (10) days after written notice thereof.

        (2) In the event TENANT shall be in default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease excepting those items listed in the above section (a) above (a "Non-Monetary Default") and if such Non-Monetary Default is not cured within twenty (20) days after written notice thereof given by LANDLORD, excepting such Non-Monetary Default that cannot be cured completely within such twenty (20) day period providing TENANT, within such twenty (20) day period, has promptly commenced to proceed with diligence and in good faith to remedy such Non-Monetary Default.

        (3) Subject to Section 365 of the Bankruptcy Reform Act of 1978 as amended, in the event of the filing of a petition proposing the adjudication of TENANT as a bankrupt or insolvent or the reorganization of TENANT or an arrangement by TENANT with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding and such action is not dismissed within sixty (60) days after the date of its filing.

        (B) Remedies and Damages:

        (1) If any Event of Default occurs, LANDLORD individually and/or by and through its agent (Duke, Holzman, Yaeger & Photiadis LLP) may, at its option and in addition to any and all other rights or remedies provided LANDLORD in this Lease or at law or equity, immediately, or at any time thereafter, and without demand or notice (except as provided herein):

(a) without waiving the Event of Default, apply all or part of the security deposit, if any, to cure the Event of Default and TENANT shall on demand restore the security deposit to its original amount;

(b) without waiving such Event of Default, apply thereto any overpayment of rents to curing the Event of Default in lieu of refunding or crediting the same to TENANT;

(c) if the Event of Default pertains to work or other obligations (other than the payment of rent or additional rent) to be performed by TENANT, without waiving such Event of Default, enter upon the Leased Premises and perform such work or other obligation, or cause such work or other obligation to be performed, for the account of TENANT; and TENANT shall on demand pay to LANDLORD the cost of performing such work or other obligation plus five percent (5%) thereof as administrative costs;

d) issue a written notice declaring TENANT in monetary default for nonpayment of fixed rent, additional rent and/or late charges and providing TENANT with seven (7) days from the issuance of said written notice to cure all monetary default(s). In the event all monetary defaults are not cured within the seven (7) day cure period, LANDLORD may issue a written notice stating that the term of this Lease will expire on a date at least five (5) days thereafter, in which case the term of this Lease shall automatically expire on the date so fixed in such notice as fully and completely as if it were the date herein definitely fixed for the expiration of the term, and all right, title and interest of the TENANT hereunder shall thereupon cease and expire, and the TENANT shall thereupon quit and surrender the Leased Premises to LANDLORD, it being the intention of the parties hereto to create hereby a conditional limitation.

        (2) Notwithstanding any termination of this Lease or termination of TENANT's rights to possession, TENANT shall pay and be liable for (on the days fixed herein for the payment thereof) the several installments of rent and additional rent as and when due, as if this Lease had not been terminated and as if LANDLORD had not entered and whether the Leased Premises are relet or remain vacant in whole or in part, but in the event the Leased Premises are relet by LANDLORD, TENANT shall be entitled to a credit in the net sum of rent and additional rent received by the LANDLORD in reletting after deduction of all expenses (other than fit out or remodeling) incurred in reletting the Leased Premises, and in collecting such rents and additional rent. In the event of any termination of this Lease or termination of TENANT's right to possession following the occurrence of an Event of Default, LANDLORD shall use commercially reasonable efforts to mitigate its damages by reletting the Leased Premises.

        (3) In the event of a reletting, LANDLORD may apply the rent therefrom first to the payment of LANDLORD's reasonable expenses including but not limited to attorney's fees incurred, reasonable expense of reletting, repairs, brokerage fees, subdividing and then to the payment of rent and all other sums due from TENANT hereunder, and TENANT shall remain liable for any deficiency.

        (C) Waiver of Rights of Redemption. TENANT hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of TENANT's being evicted or dispossessed for any cause, or in the event of LANDLORD's obtaining possession of the Leased Premises by reason of the violation, by TENANT, of any of the covenants or conditions of this Lease, or otherwise.

        21. Notices. Any notice to LANDLORD provided for herein shall be deemed to have been served only when such notice in writing addressed to LANDLORD, or to the party to whom rent was last paid, has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail, addressed to the address hereinabove set forth. Any notice to TENANT as provided for herein, may be issued by LANDLORD and/or its agent (Duke, Holzman, Yaeger & Photiadis LLP) and shall be deemed to have been served only when such notice in writing has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail addressed to TENANT at the Leased Premises, with a copy at the same time and in the same manner to TENANT's attorneys, Hodgson Russ LLP, One M&T Plaza, Suite 2000, Buffalo, New York 14203 Attention: Robert B. Fleming, Jr., Esq.

        22. Legal Fees. TENANT agrees to pay all fees incurred by LANDLORD, including without limitation, all reasonable attorney fees, costs, and disbursements, related to the enforcement of any provision of this Lease.

        23. Interference. Should an adjudication of a competent court or regulation of any government authority prohibit TENANT from establishing its business on said Leased Premises, or order TENANT to discontinue, in whole or in part, its business thereon, then TENANT may terminate this Lease, unless such order results from willful negligence of TENANT in its use of the Leased Premises.

        24. Condemnation. In the event during the term of this Lease or any extension thereof, the entire Lease Premises are acquired by the exercise of the power of eminent domain, or so much thereof as shall render the same not reasonably suitable to TENANT's uses, this Lease shall terminate at the time possession must be surrendered, and the TENANT shall be relieved of all future rental payments provided for herein.

        25. Subordination. This Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now be or hereafter may be made a lien on the Leased Premises by LANDLORD or its assigns. Although no instrument or act on the part of TENANT shall be necessary to effectuate such subordination, TENANT will, nevertheless, execute such further instruments subordinating the Lease to the lien of any such mortgage or deed of trust as may be reasonably required by the lender, provided, however, and notwithstanding anything herein contained to the contrary, that as long as the said TENANT, its successors and assigns, shall fully perform the covenants and conditions contained herein, including the payment of all rentals hereunder, any successor to LANDLORD by virtue of the foreclosure of such mortgage or deed of trust (or deed in lieu thereof) shall be bound by the terms and conditions of this Lease, including, without limitation, the options to purchase the Building and the Land as set forth in Paragraph 4 of this Lease and TENANT shall have the right to peaceably occupy and possess the Leased Premises under this Lease without interruption or disturbance by the purchaser at a foreclosure sale. To the extent, the Building or the Land are encumbered by a mortgage at the time of execution and delivery hereof, as a condition to the effectiveness of this Lease, LANDLORD shall deliver to TENANT a non-disturbance agreement in form and content acceptable to TENANT in TENANT's sole discretion.

        26. Holding Over. LANDLORD shall give TENANT at least thirty (30) days prior written notice if LANDLORD shall expect or demand that TENANT vacate the Leased Premises upon the expiration of this Lease or any renewal thereof. If TENANT should continue to occupy the Leased Premises without having exercised its option to renew (if any) or without an Agreement in writing as to the terms of such continued possession, then such additional tenancy shall be on a month-to-month basis at 125% of the previous existing rental and under the same terms and conditions as provided in this Lease or the renewal thereof. In case of such continued possession, the month-to-month tenancy created thereby may be canceled at the end of any calendar month by not less than thirty (30) days prior written notice from either party.

        27. Notices. Any notice to LANDLORD provided for herein shall be deemed to have been served only when such notice in writing addressed to LANDLORD, or to the party to whom rent was last paid, has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail, addressed to the address hereinabove set forth, with a copy at the same time and in the same manner to LANDLORD's attorneys, Duke, Holzman, Yaeger & Photiadis LLP, 1800 Main Place Tower, Buffalo, New York 14202, Attention: Robert L. Bencini, Esq. Any notice to TENANT as provided for herein shall be deemed to have been served only when such notice in writing has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail addressed to TENANT at the Leased Premises, with a copy at the same time and in the same manner to TENANT's attorneys, Hodgson Russ LLP, One M&T Plaza, Suite 2000, Buffalo, New York 14203 Attention: Robert B. Fleming, Jr., Esq..

        28. Captions. The captioned appearing at the beginning of each of the sections of this Lease are for reference only and are not to be considered a part of this Lease.

        29. Binding. This Lease shall inure to the benefit of and be binding upon the heirs, devisees, executors, administrators, successors and assigns of the parties hereto.

        30. Modification. This Lease constitutes the whole agreement between the parties. There are no terms, obligations, covenants, or conditions other than contained herein. No modification or variation hereof shall be deemed valid unless evidenced by an agreement in writing and signed by the duly authorized representatives of the respective parties.

        31. Recording. TENANT may in its discretion cause a memorandum of this Lease to be recorded in the Office of the Clerk of Erie County, New York.

        32. Quiet Enjoyment. LANDLORD covenants that for so long as TENANT is not in default hereunder, TENANT shall quietly enjoy the Leased Premises.

        33. Situs. This Lease Agreement shall be governed by the Laws of the State of New York as the same may exist during the term hereof.

        34. ECIDA Required Provisions. The following provisions are required by the Erie County Industrial Development Agency to be included in all subleases, and are agreed to by LANDLORD and TENANT:

        (A) The Premises have been or will be acquired by the Erie County Industrial Development Agency (the "Agency") and will be leased by the Agency to Peter L. Krog (or a legal entity to be formed by him) (the "Sublessor") pursuant to a lease agreement dated as of ________________ (the "Agency Lease Agreement").

        (B) The Sublessee (hereinabove previously referred to as "TENANT") shall operate the demised premises in accordance with the sublease and as a qualified "project" in accordance with and as defined in the New York State Industrial Development Agency

Act (Title 1 of Article 18-A of the General Municipal Law), as amended, and Chapter 293 of the 1970 Laws of New York, as amended.

        (C) The Sublessee shall furnish to the Agency, upon request, such information as the Agency shall reasonably request regarding the leased premises and employment by the Sublessee (past, present, and future) at the leased premises.

        (D) Neither the Sublease, nor any interest therein, shall be assigned, modified or amended without the prior written consent of the Agency, as set forth in the Agency Lease Agreement. Any of the foregoing notwithstanding, to the extent the Sublessee is permitted to sub-sublease the demised premises or assign its interest in the Sublease without the prior written consent or the Sublessor, no consent of the Agency shall be required provided that any sub-sublease or assignment is consistent with, and includes appropriate provisions relating to , Agency ownership of the Premises.

        (E) The Sublessee and Sublessor represent, warrant and covenant that facilities or property that are primarily used in making retail sales to customers who personally visit such facilities constitute less than on-third of the total cost of the project, as that term is defined in the Agency Lease Agreement. For purposes of this Paragraph 8, retail sales shall mean: (i) sales by a registered vendor under Article 28 of the Tax Law of the State of New York primarily engaged in the retail sale of tangible personal property, as defined in Section 1101 (b) (4) (I) of the Tax Law of the State of New York; or (ii) sales of a service to such customers.

        (F) Except as is otherwise provided by collective bargaining contracts or agreements, and except for skilled laboratory or scientific positions, new employment opportunities for positions with annual salaries of $50,000 or less created by the Sublessee at the Premises shall be listed by the Sublessee with the New York State Department of Labor Community Services Division, and with the administrative entity of the service delivery area created by the Federal Job Training Partnership Act (P.L. NO.97-300) in which the Premises are located. Except as is otherwise provided by collective bargaining contracts or agreements and except for skilled laboratory or scientific positions, the Sublessee agrees, where practicable, to first consider for positions with annual salaries of $50,000 or less persons eligible to participate in the Federal Job Training Partnership (P.L. NO. 97-300) programs who shall be referred by administrative entities of service delivery areas created pursuant to such act or by the Community Services Division of the New York State Department of Labor for such new employment opportunities.

        IN WITNESS WHEREOF, LANDLORD and TENANT have each caused this Lease Agreement to be executed and delivered, all as of the day and year first above written.

LANDLORD	TENANT
MINRAD INC.

/s/ Peter L. Krog	By:	/s/ William H. Burns, Jr.
Peter L. Krog		William H. Burns, Jr., President

STATE OF NEW YORK )
                                            :ss.
COUNTY OF ERIE )

        On the 20th day of October, in the year 2005, before me, the undersigned, personally appeared PETER L. KROG, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                                                                    /s/ Richard P. Tamulski
                                                                                                                Notary Public

                                                                                                                    RICHARD P. TAMULSKI
                                                                                                           NOTARY PUBLIC, STATE OF NY,
                                                                                                           QUALIFIED IN ERIE COUNTY, MY
                                                                                                            COMMISSION EXPIRES 3/30/2006

STATE OF NEW YORK )
                                            :ss.
COUNTY OF ERIE )

On the _____ day of October, in the year 2005, before me, the undersigned, personally appeared WILLIAM H. BURNS, JR., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                                                                   /s/ Richard P. Tamulski
                                                                                                                Notary Public

                                                                                                                    RICHARD P. TAMULSKI
                                                                                                           NOTARY PUBLIC, STATE OF NY,
                                                                                                           QUALIFIED IN ERIE COUNTY, MY
                                                                                                            COMMISSION EXPIRES 3/30/2006